JEFFERSONVILLE BANCORP
                             4866 State Route 52
                       Jeffersonville, New York 12748

                               PROXY STATEMENT

-------------------------------------------------------------------------------

                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 25, 2000

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Jeffersonville Bancorp, a New York corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on April 25, 2000 at 3:00 p.m., Jeffersonville, New York time, at The First National Bank of Jeffersonville, 4866 State Route 52, Jeffersonville, New York, and any adjournment thereof. The purposes of the Annual meeting are (a) to elect five directors to the Board of Directors of the Company (b) to ratify KPMG LLP as independent auditors for the Company for its year ending
December 31, 2000 (c) and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Solicitation of proxies may be made in person or by mail, telephone or telegraph, by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to stockholders on or about March 24, 2000.

     The Company has its principal executive offices at 4866 State Route 52, Jeffersonville, New York 12748; telephone (914) 482-4000.

TABLE OF CONTENTS

                                                                         Page
                                                                         ----

New Business                                                                2

Nomination of Directors                                                     2

Quorum and Voting                                                           2

Action to be Taken Under Proxy                                              3

Election of Directors                                                       3

Ratification of Appointment of Auditors                                     3

Security Ownership of Certain Beneficial Owners and Management            4-5

Directors and Executive Officer Information                                 6

Committees of the Board of Directors                                        6

Remuneration of Management and Others                                       7

Report of the Personnel Committee                                          10

Transactions with Management                                               10

Comparative Stock Performance Graph                                        11

Other Matters                                                              12

Documents Incorporated by Reference                                        12

                           JEFFERSONVILLE BANCORP
                             4866 State Route 52
                       Jeffersonville, New York 12748

-------------------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 25, 2000

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of the Stockholders of Jeffersonville Bancorp (the "Company") will be held in the Company's Board Room at The First National Bank of Jeffersonville (the "Bank") 4866 State Route 52, Jeffersonville, New York at 3:00 p.m., Jeffersonville, New York Time, on April 25, 2000 for the following purposes:

         (1) To elect five directors to the Board of Directors; and

         (2) To ratify the appointment of KPMG LLP as independent auditors for the Company for its year ending December 31, 2000.

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only those holders of record of common stock of the Company, par value $0.50 per share (the "Common Stock"), at the close of business on March 17, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy in the enclosed, self-addressed stamped envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so, In any event, a proxy may be revoked at any time before it is exercised.

                                         By Order of the Board of Directors

                                         Arthur E. Keesler, President

Jeffersonville, New York
March 24, 2000

     The Company was organized as a New York corporation on January 12, 1982 for the purpose of becoming a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Effective June 30, 1982, the Company became the registered bank holding company for the Bank which was chartered in 1913 and organized under the National Banking Laws of the United States.

     The Company does not pay any compensation to directors or officers and the compensation payments and benefit plans described in this proxy are paid by the Bank. The same members make up the Board of Directors of both the Company and the Bank.

                                NEW BUSINESS

     At an annual meeting of stockholders, only such new business shall be conducted and only proposals with respect to such new business shall be considered or acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors or by any stockholder of the Company who gives timely notice in writing to the Secretary of the Company as set forth in Section 2.13 of the Company's Bylaws. For new business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must deliver notice to, or mailed and received at, the Company's principal executive office not less than 120 calendar days in advance of the date of the Company's proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders, except that, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice shall be received by the Company in a reasonable time before the solicitation is made. A stockholder's notice must be addressed to the Secretary of the Company. A stockholder's notice to the Secretary shall set forth, as to each matter of business the stockholder proposes to bring before the meeting, (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address as they appear on the Company's books, of the stockholder proposing such proposal; (iii) the class and number of shares of the Company's stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of the stockholder in such proposal.

                           NOMINATION OF DIRECTORS

     Nomination of candidates for election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in Section 2.12 of the Company's Bylaws shall be eligible for election as directors at an annual meeting.

     Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in Section 2.12 of the Company's Bylaws. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company no later than November 25, 1999.

                              QUORUM AND VOTING

     At the close of business on March 17, 2000, the Company had issued and outstanding 1,525,329 shares of Common Stock. Only holders of record of Common Stock at the close of business on March 14, 2000, are entitled to notice of and vote on matters to come before the Annual Meeting or any adjournment thereof.

     The presence in person or by proxy of the holders of a majority of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. The record holders the Common Stock are entitled to one vote in person or by proxy in respect to each such share on each matter to come before the Annual Meeting.

                       ACTION TO BE TAKEN UNDER PROXY

     Each proxy unless stockholder otherwise indicates therein, will be voted "FOR" the election of the five persons named in the Proxy Statement as the Board of Directors' nominees for election to the Board of Directors and "FOR" the ratification of KPMG LLP as independent auditors. In each case where the stockholder appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specification. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but the Board does not know of any such other matters of business. Any stockholder has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by written notice or subsequently dated proxy sent to Charles
E. Burnett at the Company, P.O. Box 398, Jeffersonville, New York 12748, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.

                            ELECTION OF DIRECTORS

     Pursuant to the Company Bylaws, the Board of Directors has, by resolution, fixed the number of directors at 12. The Board is divided into three classes (I, II, III), and each director typically serves a three-year term. A director will initially serve less than three years if the term of office for the Class in which he is elected expires prior to the director's third year in service. In this case, the director will stand for reelection with the other Class members for a full three-year term.

     The terms of office of Class II directors expires in 2000. The five
Class II directors have been nominated to serve for three-year terms as members of Class II. The Board of Directors has nominated to serve as directors John W. Galligan, Solomon Katzoff, Arthur E. Keelser, Earle A. Wilde and Raymond Walter for Class II directorship. There are no shareholder nominees for Class II directors. All nominees are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may determine to decrease the size of the Board to eliminate the vacancy at any time. The Board knows of no reason why any nominee might be unable to serve if elected.

     The Board of Directors recommends that shareholders vote "For" the approval of the five nominees to the Board of Directors, after consideration of the information contained herein. Your appointed proxies will vote your shares "For" the five nominees unless you instruct otherwise in the proxy form.

                   RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of KPMG LLP as independent auditor of the Company for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting and are expected to make a statement if they desire to do so and/or be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote "For" the ratification of KPMG LLP as independent auditors.

                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The name and address, position, age, number of shares owned and principal occupation of the executive officers, directors and 5% stockholders of the Company as of March 17, 2000, are as follows:

                                                                    Shares of
                                                                      Common             Owned
Name and Address           Position (Class)              Age        Stock Owned          Percentage    Principal Occupation
---------------------------------------------------------------------------------------------------------------------------

Arthur E. Keesler          President and                 68         21,120.000 <F1>      1.38          Board Chairman of
Callicoon Center           Director (II)                                                               the Company
NY, 12724                  Director since 1982

Raymond L. Walter          Vice President                53         10,087.869 <F7>      0.66          President of the Bank
Box 159                    and Director (II)
Yulan                      Director since 1994
NY, 12792

John K. Gempler            Secretary and                 57         20,596.000 <F2>      1.35          Corporate Secretary
Box 323                    Director (I)                                                                Insurance Company
Kenoza Lake                Director since 1982
NY, 12750

John M. Riley              Treasurer                     56          1,123.327           0.07          Executive Vice President
9 Delaware Avenue                                                                                      Chief Lending Officer
Liberty
NY, 12754

Hon. Lawrence              Director (I)                  86          7,220.000           0.47          Attorney
H. Cooke                   Director since 1985
Monticello
NY, 12701

John W. Galligan           Director (II)                 63         13,535.000           0.89          Land Surveyor
P.O. Box 71                Director since 1982
Monticello
NY, 12701

Douglas A. Heinle          Director (III)                70         16,975.000           1.11          Retired
Cochecton Center           Director since 1982
NY, 12727

Solomon Katzoff            Director (II)                 74         24,941.000 <F3>      1.64          Real Estate Broker
Lake Huntington            Director since 1982
NY, 12752

Gibson E. McKean           Director (I)                  65         31,949.822           2.09          Real Estate Broker
Highland Lake              Director since 1982
NY, 12743

---------------------------------------------------------------------------------------------------------------------------

<F1> Included in this number are 6,600 shares owned jointly by Mr. Keesler and his wife Jane Keesler and 4,620 shares owned by Jane Keesler.

<F2> Included in this number are 1,122 shares owned jointly by Mr. Gempler and his wife Lorraine Gempler.

<F3> Included in this number is 4,587 shares owned by Mr. Katzoff's wife Gertrude Katzoff.

<F4> Included in this number is 1,526 shares owned by Mr. Sykes' wife Joyce Sykes.

<F5> These shares are registered in the name of Gilbert Weiss and Eleanor Weiss Family Trust.

<F6> Included in this number is 4,620 shares owned by Mr. Wilde's wife Elizabeth J. Wilde.

<F7> Included in this number are 1,262 shares owned jointly by Mr. Walter and his wife Nancy Walter and 2,313.869 shares owned by Raymond L Walter custodian for Janelle D. Walter.


                                                                    Shares of
                                                                      Common             Owned
Name and Address           Position (Class)              Age        Stock Owned          Percentage    Principal Occupation
---------------------------------------------------------------------------------------------------------------------------

James F. Roche             Director (III)                66         32,738.000           2.15          Automobile Dealer
Callicoon                  Director since 1982
NY, 12723

Edward T. Sykes            Director (I)                  55         23,593.000 <F4>      1.55          Insurance Broker
Callicoon                  Director since 1982
NY, 12723

Gilbert E. Weiss           Director (III)                77         52,800.000 <F5>      3.46          Retired
RD1 Box 1374               Director since 1982
Beach Lake
PA, 18405

Earle A. Wilde             Director (II)                 71         21,351.001 <F6>      1.40          Agricultural
Consultant
P.O. Box 386               Director since 1982
Jeffersonville
NY, 12748

---------------------------------------------------------------------------------------------------------------------------

<F1> Included in this number are 6,600 shares owned jointly by Mr. Keesler and his wife Jane Keesler and 4,620 shares owned by Jane Keesler.

<F2> Included in this number are 1,122 shares owned jointly by Mr. Gempler and his wife Lorraine Gempler.

<F3> Included in this number is 4,587 shares owned by Mr. Katzoff's wife Gertrude Katzoff.

<F4> Included in this number is 1,526 shares owned by Mr. Sykes' wife Joyce Sykes.

<F5> These shares are registered in the name of Gilbert Weiss and Eleanor Weiss Family Trust.

<F6> Included in this number is 4,620 shares owned by Mr. Wilde's wife Elizabeth J. Wilde.

<F7> Included in this number are 1,262 shares owned jointly by Mr. Walter and his wife Nancy Walter and 2,313.869 shares owned by Raymond L Walter custodian for Janelle D. Walter.


     There are no beneficial owners who own 5% or more of the outstanding common stock.

                 DIRECTOR AND EXECUTIVE OFFICER INFORMATION

     Each director and executive officer has served with or been employed by the Company and/or the Bank continuously for the past five years.

     No director or executive officer sits on the board of directors of any corporation with a class of securities registered with the Securities and Exchanges Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15 (d) of such act, or any company registered under the Investment Company Act of 1940, as amended.

     There are no family relationships among or between any of the directors or executive officers of the Company.

     All reporting requirements of Section 16 (a) of the Exchange Act were met.

                    COMMITTEES OF THE BOARD OF DIRECTORS

The Bank's Board Committees are described below.

     The Board of Directors has a standing Examining Committee on which board membership is rotated annually. It was composed of Messrs. Roche (Chairman), Katzoff and Weiss on December 31, 1999. The function of the Examining Committee is to institute, oversee and assist the internal and external bank auditors. The Audit Committee had four regularly scheduled meetings during 1999.

     The Board of Directors does not have a standing Nominating Committee. Nominations are made by resolution at a Board of Directors meeting.

     The Board of Directors has a standing Salary and Personnel Committee on which board membership is rotated annually. It was composed of Messrs. Heinle (Chairman), Keesler, Gempler, Galligan, Cooke and Walter on December 31, 1999. The function of the Salary and Personnel Committee is to review the compensation and benefits of the directors, officers and executive officers of the Company. The Salary and Personnel Committee had four regularly scheduled meetings during 1999.

     The Board of Directors has a standing Loan Committee on which board membership is rotated monthly. It was composed of Messrs. Keesler (Chairman), Walter, Galligan, Heinle and Katzoff on December 31, 1999. The function of this committee is to review loan applications for new credit extensions. The Loan Committee had 24 scheduled meetings during 1999.

     The Strategic Planning Committee of the Board of Directors is also rotated annually. It was composed of Messrs. McKean (chairman), Keesler, Sykes, Wilde, Walter and Rhodes on December 31, 1999. The function of this committee is to look ahead to prepare for future trends and changes. They also serve as the Data Processing Committee reviewing future changes and enhancements in the Bank's data processing applications. This committee had four meetings during 1999.

     The Board of Directors has a standing Compliance Committee on which board membership is rotated annually. It was composed of Messrs. Keesler (Chairman), Gempler, Walter, Bodenstein (Compliance Officer) and Bertot (Auditor) on December 31, 1999. The function of the Compliance Committee is to review any and all compliance issues of the bank. The Compliance Committee had five meetings during 1999.

     The Board of Directors has a Building Committee that meets on an ad hoc basis. Members are appointed for specific meetings as called by the Board Chairman or President.

     The Company had 13 regularly scheduled Board meetings during 1999. Each director has attended at least 75% of the of the Board of Directors meetings. The Bank had 13 regularly scheduled meetings during 1999. Each director has attended at least 75% of the of the Board of Directors meetings.

                    REMUNERATION OF MANAGEMENT AND OTHERS
                        EXECUTIVE COMPENSATION TABLE

                                                                                        Long-Term Compensation
                                         Annual Compensation                      Awards                    Payouts
----------------------------------------------------------------------------------------------------------------------------
(a)                          (b)        (c)         (d)          (e)            (f)         (g)       (h)        <F1> <F2>
                                                                            Restricted
                                                  Profit    Other Annual       Stock      Options    LTIP        All Other
Name and                              Salary      Sharing   Compensation     Award(s)      SARs     Payouts    Compensations
Principal Position          Years       ($)         ($)          ($)            ($)         (#)       ($)           ($)
----------------------------------------------------------------------------------------------------------------------------

Raymond L. Walter           1999      178,904     39,800       13,300            0           0         0             0
President                   1998      173,328     31,689       12,100            0           0         0             0
                            1997      158,439     12,580       11,300            0           0         0             0

K. Dwayne Rhodes            1999      135,906     24,243        9,700            0           0         0             0
Exec. Vice President        1998      126,346     20,297       10,500            0           0         0             0
                            1997      119,852      9,180       10,500            0           0         0             0

John M. Riley<F1>           1999       92,549     18,390        6,500            0           0         0             0
Senior Vice President       1998       90,919     14,516        7,300            0           0         0             0

---------

<F1> Mr. Riley's compensation did not reach the reportable level until 1998.

<F2> Does not include the value of perquisites and other personal benefits because the aggregate of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the individual for that year.

     The Bank pays members of its Board of Directors an honorarium of $500 per meeting of the Board attended, with two absences per year also paid and $400 per meeting attended for members who serve on each of the Examining Committee, Personnel Committee, Strategic Planning Committee and Loan Committee. The Chairman of the Board is paid a $60,000 annual fee in addition to regular meeting fees. The Board Secretary is paid $500 per meeting in addition to regular meeting and committee fees. The Company pays no honorariums to its Board of Directors.

Employee Benefit Plans

     Tax-Deferred Savings Plan

     The Company maintains a qualified 401K plan for all employees, which permits tax-deferred employee contributions up to 15% of salary and provides for matching contributions by the Company: In 1998, the Company matched 100% of employee contributions up to 4% of the employee's salary and 25% of the next 2% of the employee's salary. The Company contributed approximately $107,000 in 1999, $111,000 in 1998, and $117,000 in 1997. During 1999 the
Bank contributed $7,200, $6,657 and $5,022 for Messrs. Walter, Rhodes and Riley, respectively, which amounts are included in the Executive Compensation Table.

     Pension Plan

     The Bank has a defined benefit pension plan (using the New York State Bankers Retirement Plan Protoype) (the "Pension Plan") covering substantially all of its employees. The benefits are based on years of service and the employee's average compensation during the five consecutive years in the last 10 years of employment affording the highest such average. All W-2 compensation paid by the Bank to its employees up to $150,000 per year is covered by the Pension Plan, but this limitation of $150,000 may be higher due to increases in the Consumer Price Index. Participants in the Pension Plan may choose the following benefit option: one-sum payment, automatic joint and survivor annuity, life annuity with 120 stipulated payments, or full cash refund annuity. The Bank's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future.

     The following table sets forth the estimated annual benefits payable upon retirement to persons who have earned the specified average annual compensation and who have completed the specified years of creditable service:


  Annual                                                    Years of Creditable Service
  Average
Compensation                15               20                25               30                35                40
-------------------------------------------------------------------------------------------------------------------------
$ 25,000                 $ 4,725           $ 6,300          $ 7,875          $ 9,450           $ 11,025          $ 12,275

$ 50,000                  10,695            14,260           17,825           21,390             24,955            27,455

$ 75,000                  17,258            23,010           28,763           34,515             40,268            44,018

$100,000                  23,820            31,760           39,700           47,640             55,580            60,580

$150,000                  36,945            49,260           61,575           73,890             86,205            93,705

$200,000                  50,070            66,760           83,450          100,140            116,830           126,830


     The single plan maximum benefit limit under Internal Revenue Code
Section 415 as of January 1, 1999 is $130,000.

     The maximum annual compensation allowed under a qualified plan is $160,000 for 1999. The benefits above were computed assuming that (i) the normal form of payment to a single participant is used and (ii) the employee turns 65 in December 1999.

     The estimated creditable years of service until retirement for Messrs. Walter and Rhodes (the two executive officers in the proceeding Executive Compensation Table, who participate in the Pension Plan) are 37 and 32 years, respectively.

     Profit Sharing Plan

     The Bank has a profit sharing plan (the "Profit Sharing Plan") in which all employees of the Bank with one complete year of service as of November 30 may participate for that fiscal year. Employees with less than one year of service are eligible for 1/12 of their normal share for each month of service. A profit sharing percentage is developed for each employee of the Bank ranging firm 7% to 13% of base salary, as determined by the Personnel Evaluation Committee of four senior members of management. During 1998, the Bank paid Messrs. Walter, Rhodes and Riley $32,600 or 18.2%, $17,586 or 11.5%, and $13,368 or 12.1%, respectively, pursuant to the Profit Sharing Plan, which amounts are included in the preceeding Executive Cash Compensation Table.

     Change of Control Severance Payment Plan

     The Board of Directors of the Company decided in 1996, that it would be in the best interest of the Company and the Bank to institute certain policies and procedures that would have the effect of securing the continued services of highly competent and dedicated senior officers of the Bank while discouraging hostile or unsolicited takeover attempts. As a result, the Board of Directors adopted through a resolution that Certain Change of Control Severance Payment Plan (the "Plan"), on January 19, 1996.

     The Plan applies to senior management officers of the Bank (the "Executives") and becomes effective when any Executive experiences a Termination Event (as defined below) within 18 months following the date of a Change of Control (a defined below). The Plan defines a "Termination Event" to mean, (a) a termination of the Executive's employment with the Company and/or the Bank; (b) a failure to renew the Executive's employment with the Company and/or the Bank; (c) a decrease in the Executive's total compensation; and (d) an adverse change in the Executive's place of employment. The Plan defines "Change of Control" to mean, (i) a merger or consolidation of the Bank or the Company with or into another entity, immediately after which the equity holders of the Company immediately prior to the Change of Control (the "Historic Shareholders") own, in the aggregate less than 50% of the outstanding equity securities of the surviving entity;
(ii) a sale of outstanding or newly issued equity securities of either the Company or the Bank with the result that the Historic Shareholders own, in the aggregate less than 50% of the outstanding equity securities of the Company or the Bank; or (iii) a sale or exchange of more than 50% of the gross assets of either the Company or the Bank.

     The Plan provides that if any Executive experiences a Termination Event within 18 months following the date of a Change of Control, then the Company, the Bank , or any successor in interest thereof, shall pay to the Executive a severance payment in cash equal to three times such Executive's highest yearly aggregate salary and cash bonus during the three years immediately preceding the year in which the Termination Event occurs.

     The Plan is not the subject of a contract or an agreement entered into between the Company and any Executive, but is merely a reflection of the Board's policy currently in effect. The Plan may be amended, modified, or rescinded at any item prior to a Change of Control by the affirmative vote of 80% or more of the directors sitting on the Board of Directors. In addition, it should be noted that the Plan specifically defines "Executive" to mean any senior management officer of the Bank. Any executive or senior management officer of the Company, therefore, who is not also a senior management officer of the Bank, would not be covered by the Plan.

     Bank Owned Life Insurance

     Life insurance coverage is provided for executive officers on an endorsement split dollar arrangement. The economic benefit (the imputed income amount of the split dollar plan ) is included in column (c) of the executive compensation table.

     Life insurance coverage is being provided to directors under an endorsement split dollar arrangement The following are the directors and the economic value of their respective life insurance coverage: John Galligan $557; John Gempler $317; Douglas Heinle $1,007; Arthur Keesler
$716; Gibson McKean $519; Edward Sykes $188; and Gilbert Weiss $1,647.

                      REPORT OF THE PERSONNEL COMMITTEE
                           DATED FEBRUARY 6, 1998

     This Committee establishes policies relating to the compensation of employees, officers and executive officers. All decisions by the Personnel Committee are ratified by the Board of Directors

     Compensation levels for officers and executive officers from March 1, 1999 through February 29, 2000 were fixed by the Board of Directors based on recommendations of the Committee. The base compensation to be paid to the executive officers in 2000 was, on the average, approximately 9.0% above that paid in 1998.

     The compensation recommended and approved for executive officers is intended to further the earnings and financial strength of the Company through the focus of attention on efficient and productive operations in an increasingly competitive environment. To achieve this goal, the Company's Executive Compensation Policy integrates annual base compensation with profit sharing based on corporate performance and individual initiatives. In evaluating annual executive compensation, the Committee examines net income, earnings per share, return on equity, asset growth, and total return to shareholders.

     The Bank's management performance was satisfactory in 1998-1999 despite the difficult economic conditions.

     In making its recommendations for executive officer compensation, including that for the Chief Executive Officer, the Committee considers a number of factors, including an appraisal of the officer's performance, the earnings performance of the Company, and information supplied by a regionally recognized compensation consulting firm.

     The base compensation of the Chief Executive Officer, Raymond Walter, was increased in 1999 by $10,556 over 1998 and following a base increase from 1997 to 1998 of $7,018.

     The Committee based its recommendation largely on Mr. Walter's performance as President in 1994-99, as well as past performance, and the Committee believes he has shown the ability to effectively lead the Company and respond to a difficult and changing business environment.

                                                Douglas Heinle, Chairman
                                                Salary and Personnel Committee

                        TRANSACTIONS WITH MANAGEMENT

     In the ordinary course of its banking business, the Bank has had and anticipates it will continue to have transactions with various of its executive officers, directors and their associates, including corporations in which such directors own a beneficial interest. To the extent such transactions consisted of extensions of credit of any material amount, such transactions have been made in the ordinary course of the Bank's business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers, and do not involve more than the normal risk of collectability or other unfavorable features.

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph on the following page sets forth the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years, assuming the investment of $100 on December 31, 1994 and the reinvestment of all dividends since that date to December 31, 1999. The graph also contains for comparison purposes the NASDAQ Financial Companies Index and the NASDAQ Total US Index. The Data used was obtained from published sources and is believed to be accurate.

                  Comparison of Five-Year Cumulative Return
                        Fiscal Year Ended December 31

[GRAPH]

                                                                  Period Ending
------------------------------------------------------------------------------------------------------------
Index                             12/31/94     12/31/95      12/31/96     12/31/97     12/31/98     12/31/99
------------------------------------------------------------------------------------------------------------
Jeffersonville Bancorp             100.00        91.94         99.23       115.29       130.30       145.88
NASDAQ--Total US                   100.00       141.33        173.89       213.07       300.25       542.43
NASDAQ Financial Index             100.00       145.68        187.03       286.11       277.72       274.02

                                OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

                     DOCUMENTS INCORPORATED BY REFERENCE

     1. Item 7 Form 10-K, Management's Discussion and Analysis of Financial Condition and Results of Operations.
     2. Jeffersonville Bancorp's 1999 Annual Report to Stockholders.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 will be supplied to stockholders without charge, upon written request directed to Charles E. Burnett, P.O. Box 398, Jeffersonville, New York 12748.

                                        BY THE ORDER OF THE BOARD OF DIRECTORS

                                        Arthur E. Keesler
                                        President

                           Jeffersonville Bancorp
                P.O. Box 398, Jeffersonville, New York 12748

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF JEFFERSONVILLE BANCORP

     The undersigned hereby appoints, Allan Sommer, Salvatore Princiotta, and Barbara Hahn with full power of substitution and resubstitution, proxies of the undersigned, with all of the powers that the undersigned would possess if personally present to cast all the votes which the undersigned would be entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") of Jeffersonville Bancorp to be held on Tuesday, April 25, 2000 at The First National Bank of Jeffersonville, 4866 State Route 52, Jeffersonville, New York commencing at 3:00 p.m., Jeffersonville, New York time, and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as indicated on the reverse side.

     In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment thereof in accordance with the instructions set forth on the reverse, or in the event no instructions are set forth, this Proxy will be voted FOR each of the nominees for director and FOR the ratification of the appointment of KPMG LLP as independent auditors.

(continued on the back)

1. ELECTION OF DIRECTORS

   a. Nominees to serve three-year terms expiring at 2003 Annual Meeting.

   ____ FOR the nominees listed below. (Except as indicated to the contrary)

   ____ WITHHOLD AUTHORITY to vote for the nominees listed below.

John W. Galligan, Solomon Katzoff, Arthur E. Keesler, Earle A. Wilde and Raymond Walter Instruction: To withhold authority for an individual nominee(s), write the name(s) here:

-------------------------------------------------------------------------------

2. Proposal to ratify the appointment of the firm of KPMG LLP as independent auditors of Jeffersonville Bancorp for the fiscal year ending December 31, 2000.

   FOR_________      AGAINST_________       ABSTAIN_________

3. In their discretion, the proxies to vote upon such other business as may properly come before the Annual Meeting.

IMPORTANT: Please date this proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president of or other authorized officer.

If a partnership, please sign in partnership name by authorized person.

Date:______________________________________________________, 2000

Signed:__________________________________________________________

Please complete, sign, date and return promptly this Proxy in the enclosed stamped, addressed return envelope.